Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-23695) pertaining to the Amended and Restated Incentive Compensation Plan of Stericycle, Inc.,

2)	Registration Statement (Form S-8 No. 333-24185) pertaining to the Directors Stock Option Plan of Stericycle, Inc.,

3)	Registration Statement (Form S-8 No. 333-48761) pertaining to the 1997 Stock Option Plan of Stericycle, Inc.,

4)	Registration Statement (Form S-8 No. 333-55156) pertaining to the 2000 Nonstatutory Stock Option Plan of Stericycle, Inc.,

5)	Registration Statement (Form S-8 No. 333-66542) pertaining to the Directors Stock Option Plan of Stericycle, Inc., (Amended and Restated),

6)	Registration Statement (Form S-8 No. 333-66544) pertaining to the 2001 Employee Stock Purchase Plan of Stericycle, Inc.,

7)	Registration Statement (Form S-8 No. 333-102097) pertaining to the Third Amendment to 2000 Nonstatutory Stock Option Plan of Stericycle, Inc.,

8)	Registration Statement (Form S-8 No. 333-127353) pertaining to the 2005 Incentive Stock Plan of Stericycle, Inc., and

9)	Registration Statement (Form S-8 No. 333-152877) pertaining to the Stericycle, Inc. 2008 Incentive Stock Plan;

of our reports dated February 26, 2010, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Stericycle, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Chicago, Illinois

February 26, 2010